DEAN HELLER Secretary of State 101 North Carson Street, Suite 3 Carson City, Nevada 89701-4786 (775) 684-5708	Articles of Incorporation (PURSUANT to NRS 78)	FILED #C13383-99 JUN 01 1999 IN THE OFFICE OF DEAN HELLER SECRETARY OF STATE
___________________________________________________________ Important: Read attached instructions before completing form.
1.	Name of Corporation:	Potomac Equipment Leasing Corporation
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC SeRvICES OF NEVADA, INC. Name 502 East John St Carson City NEVADA 89706 Street Address City Zip Code
3.	Shares: (No. of shares corporation authorized to issue)	Number of shares Number of shares with par value: 1,000 par value: $1 without par value: 0
4.	Governing Board: (Check one)	Shall be styled as X Directors or _______Trustees
Names, Addresses, Number of Board of Directors/Trustees:

The First Board of Directors/Trustees shall consist of__5___members whose names and addresses are as follows:
See attached list_____                                   __________________
Name                                                                                 Name
_______________________                                           _______________________
Address          City, State, Zip                                            Address        City, State, Zip

5.	Purpose: (Optional - See Instructions)	The purpose of this Corporation shall be: To engage in any lawful act or activity for which corporations may be organized in the State of Nevada.
6.	Other Matters: (See instructions)	Number of additional pages attached______
7.	Names, Addresses and Signatures of Incorporators: (Signatures must be notarized) Attach additional pages if there are more than 2 incorporators.

Joy A. Johnson, Secretary                          ___________________
Name                                                                             Name

1801 K Street, Suite 900, Washington , DC 2006  _______________
Address                                       City, State, Zip                        Address City, State, Zip

_________________________            /s/ JOY A. JOHNSON
Signature                                                              Signature

Notary:

This instrument was acknowledged before me on   his instrument was acknowledged before me on

______May 28, 1999               by         ___________________________________ by

         Joy A. Johnson
                Name of person                                                     Name of person

As incorporator                                                   As incorporator

of Potomac Equipment Leasing Corp.  of
    (Name of party on behalf of whom                        (Name of party on behalf of whom
                  instrument is executed)                                        instrument is executed)

    /s/ Maggie O. Westfield                       _____________________________
       Notary Public Signature                                                  Notary Public Signature

                 (affix notary stamp or seal)                                        (affix notary stamp or seal)

8.	Certificate of Acceptance of Appointment of Resident Agent:

I, CSC SERVICES OF NEVADA, INC. hereby accept appointment as Resident Agent for the above named corporation

_/s/ Jennifer L. Oliver           _Jennifer L. Oliver___      May 28, 1999__
Signature of Resident Agent                                                                 Date

This form must be accompanied by appropriate fees. See attached fee schedule	Nevada Secretary of State Form CORpArT1999.01 Revised on: 02/12/99